UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 30, 2022

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 500 Denver, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 30, 2022, Assure Holdings Corp. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with each of NervePro LLC, a Colorado limited liability company (“NervePro”), Neuroprotect Neuromonitoring, LLC, a Colorado limited liability company (“Neuroprotect”), Neurotech Neuromonitoring, LLC, a Colorado limited liability company (“Neurotech”), and Nervefocus, LLC, a Colorado limited liability company (“Nervefocus,” and together with NervePro, Neuroprotect, and Neurotech, the “Sellers,” and each, a “Seller”). Pursuant to the Purchase Agreement, the Company agreed to purchased all assets of the Sellers related to the Sellers’ operating businesses that provide intraoperative neuromonitoring and related services (the “Business”) and assume certain liabilities of the Seller.  The acquired assets include, but are not limited to, tangible personal property, inventory, records, prepaid expenses, contracts, licenses, warranties, intellectual property, goodwill, telephone numbers and email addresses, software, advertising, and accounts receivable related to work performed or billed on or after December 31, 2022 through the Closing (as defined below), including, without limitation, all rights to bill and collect for cases performed by Sellers between December 1, 2022 and Closing that were not billed or collected prior to the Closing, or that were billed between December 1, 2022 and Closing but were not collected in whole or in part, and the right to rebill any cases performed by Sellers between December 1, 2022 and Closing (“Acquired AR”) (collectively, the “Assets”); but excluding certain assets including cash and cash equivalents, retained liabilities, corporate records and documents, employee benefit-related files and records, insurance policies, tax assets, rights to actions, suits or claims, and rights which accrue to Sellers under the Purchase Agreement.

The Assets were acquired at Closing for a purchase price of 1,500,000 shares of common stock of the Company (the “Shares”). The acquisition of the Assets closed on December 30, 2022 (the “Closing”). The common stock is subject to regulatory and securities law restrictions.

During the one hundred and twenty (120) day period following the Closing, Sellers have the sole right to continue to collect all outstanding accounts receivable of the Business as of the Closing other than the Acquired AR. On or before the end of the one hundred and twenty (120) days following the Closing, Sellers will have the option, at their sole discretion, to transfer any remaining outstanding accounts receivable of the Business as of the Closing other than the Acquired AR to the Company and, in such event, the Company will have the sole right to collect such outstanding accounts receivable (any such transferred accounts receivable, the “Bonus AR”); provided, however, that in its sole discretion, the Company may reject assignment of any accounts receivable that constitute the Bonus AR.

The Company shall pay to Sellers during the 24-month period from the transfer date of the Bonus AR (the “Receivable Bonus Period”) an amount equal to the product of: (i) 45% multiplied by (ii) the gross amount of the Bonus AR collected by the Company during such calendar month during the Receivable Bonus Period (the “Receivable Bonus”).

Any Receivable Bonus will be paid to each Seller in the following percentages (the “Pro Rata Share”): NervePro: 16%; Neuroprotect: 34%; Neurotech: 34%, and Nervefocus 16%. The parties agree that no costs or expenses of the Company arising from or related to the Bonus AR will be applied to offset or reduce the Receivable Bonus. For clarity, no Receivable Bonus will be owed or paid with respect to any Acquired AR.

The Company has sole and absolute discretion with regard to all matters relating to the Company’s operations, including the operation of the Business and whether or not to collect (and what if efforts, if any, are used to collect) Bonus AR. Purchaser has no obligation to operate the Business in order to achieve any Receivable Bonus payment or to maximize the amount of any Receivable Bonus payment.

The Purchase Agreement contains customary representations, warranties and covenants from each of the parties.  Under the Purchase Agreement, the Sellers have agreed to indemnify us for (a) any misrepresentation, omission, or breach by Sellers of any representation or warranty contained in the Purchase Agreement; (b) any nonperformance, failure to comply, or breach of or default by Sellers of any covenant, promise, or agreement of Sellers contained in this Agreement; (c) any retained liabilities of the Sellers; and (d) any excluded assets of the Sellers. Under the Purchase Agreement, the Company has agreed to indemnify the Sellers for (a) any misrepresentation, omission, or breach by the Company of any representation or warranty contained in the Purchase Agreement; (b) any nonperformance, failure to comply, or breach of or default by the Company of any covenant, promise, or agreement of the Company contained in this Agreement; and (c) any assumed liabilities of the Sellers. Neither Seller nor the Company have any obligation to indemnify the other until the aggregate amount of loss exceeds 5% of the value of the closing consideration value and subject to a maximum indemnification amount of 15% of the closing consideration value.

In connection with the Closing under the Purchase Agreement, the Company also entered into a bill of sale, related to the Assets, and assignment and assumption agreement related to the assignment and assumption of contracts and assumed liabilities, and medical records custody agreement to arrange for the transfer and safekeeping and access to certain medical records of the Sellers transferred to the Company.

In relation to the issuance of the Shares, the Company and the Sellers entered into a registration rights agreement dated December 30, 2022 (the “Registration Rights Agreement”), pursuant to which the Company has agreed to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”). Under the terms of the Registration Rights Agreement, we agreed (a) to file a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission within 30 days of the Closing to register the Shares (collectively, the “Registrable Securities”) for resale by the Sellers; (b) to cause the Registration Statement to be declared effective by the Commission on or prior to the 90th day after the Closing or, if the Registration Statement is reviewed by the Commission, the 150th day after the Closing Date (or if the Registration Statement is not declared effective by the Commission on or before February 11, 2022, the deadline will be extended by an additional 30 days); (c) to maintain the effectiveness of the Registration Statement; and (d) to satisfy the current public information requirement required by Rule 144 under the Securities Act or any other rule or regulation of the Securities and Exchange Commission to permit the Sellers to sell the Registrable Securities to the public without registration. We agreed to pay the Sellers liquidated damages of 1% of the purchase price for each 30-day period in which we are in default of these obligations.

The above is a description of the material terms of the Purchase Agreement and the Registration Rights Agreement and is qualified in its entirety by the more complete terms and conditions set forth in the Purchase Agreement and the Registration Rights Agreement which are filed with this Current Report on Form 8-K as exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

In connection with the acquisition of Seller’s Assets, the Company issued to Sellers 1,500,000 Shares. The Shares were issued pursuant to Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act, and applicable state securities law exemptions based on the representations of the Sellers in the Purchase Agreement.  The Shares are “restricted securities” as defined in Rule 144 of the Securities Act.

On December 30, 2022, pursuant to a certain advisory agreement between the Company and Roth Capital Partners LLC (“Roth”), in consideration for the financial advisory services to be rendered thereunder, the Company issued to Roth common stock purchase warrants exercisable to purchase 180,000 shares of common stock of the Company at an exercise price of $1.40 per share for a period of five years from the date of issuance of the warrant.  The warrants were issued pursuant to Section 4(a)(2) of the Securities Act and applicable state securities law exemptions based on the representations of Roth in the advisory agreement. The warrants and the shares of common stock issuable upon exercise thereof are “restricted securities” as defined in Rule 144 of the Securities Act.

Item 7.01  Regulation FD

On January 6, 2023, the Company issued a press release announcing the acquisition of the Assets of the Sellers.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

Exhibit No.Name

10.1Purchase Agreement dated December 30, 2022

10.2Registration Rights Agreement dated December 30, 2022

99.1Press Release dated January 6, 2023

104Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: January 6, 2023	By:	/s/ John Price
	Name:	John Price
	Title:	Chief Financial Officer